UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

+1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2016, Nathan Hukill informed Valeritas Holdings, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company as of December 1, 2016. To fill the vacancy left by Mr. Hukill’s resignation, the Board unanimously appointed Joe Mandato, D.M. as a director of the Company, effective as of December 1, 2016. The Board affirmatively determined that Dr. Mandato is independent under the required standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934 and Rule 5605(a)(2) of the NASDAQ Listing Rules. Dr. Mandato will serve as a Class I director whose term will expire at the Company’s 2017 annual meeting of stockholders.

Dr. Mandato will receive the Company’s standard compensation provided for independent directors, which consists of an annual cash retainer of $35,000, with such cash payment for 2016 being pro-rated for his length of service during such calendar year. In addition, he will also receive a grant of 19,000 stock options pursuant to the Valeritas Holdings, Inc. 2016 Incentive Compensation Plan. The Company may also reimburse directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

Since March 2003, Dr. Mandato has served as a managing director of DeNovo Ventures, a venture capital firm focused on life sciences. Prior to DeNovo Ventures, Dr. Mandato held top leadership positions at Ioptex, Confer Software, Gynecare and Origin Medsystems. Dr. Mandato also served as a member of the Board of Directors of AxoGen Corporation from February 2006 until its merger with and into AxoGen, Inc. in September 2011, and then served on the Board of AxoGen, Inc. until September 2016.

Dr. Mandato received a doctorate in management from Case Western Reserve University, and now serves on its Board of Trustees. Dr. Mandato also holds the Carlo Rossi Chair in Entrepreneurship and Management at the University of San Francisco, is a Lecturer at Stanford University and is currently a Fellow in the Harvard University Advanced Leadership Initiative. Additionally, Dr. Mandato currently serves on the boards of both the Embrace Global and Save the Children organizations.

Item 8.01. Other Events

On November 30, 2016, the Company issued a press release titled “Valeritas Elects Joe Mandato, Ph.D., Experienced Medical Device Executive and Investor, to Board of Directors”. A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01. Exhibits

(d)	Exhibits

99.1	Press release issued by the Company on November 30, 2016 titled “Valeritas Elects Joe Mandato, Ph.D., Experienced Medical Device Executive and Investor, to Board of Directors”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: December 1, 2016

	By:	/s/ John Timberlake
Name: John Timberlake Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on November 30, 2016 titled “Valeritas Elects Joe Mandato, Ph.D., Experienced Medical Device Executive and Investor, to Board of Directors”.